EXHIBIT 10.9

CHEMICAL FINANCIAL CORPORATION

DIRECTORS’ DEFERRED STOCK PLAN

As Amended Through August 31, 2016

CHEMICAL FINANCIAL CORPORATION

DIRECTORS’ DEFERRED STOCK PLAN

As Amended Through August 31, 2016

ARTICLE 1

Establishment of Plan; Purposes of Plan

1.1       Establishment of Plan.

Chemical Financial Corporation, a Michigan corporation (the “Company”), establishes the Chemical Financial Corporation Directors’ Deferred Stock Plan (the “Plan”), a supplemental nonqualified deferred compensation plan for the Non-Employee Directors and Advisory Directors of the Company.

The Plan is an unfunded plan within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”). It is intended that the Plan not cover employees and therefore not be subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Plan is intended to provide benefits to Non-Employee Directors and Advisory Directors of the Company in the form of elective deferrals and an equity retainer that are fully compliant with Code Section 409A.

1.2       Purposes of Plan.

The purposes of the Plan are to attract and retain well qualified individuals for service as Non-Employee Directors of the Company, to provide Non-Employee Directors and Advisory Directors with the opportunity to increase their financial interest in the Company, and thereby increase their personal interest in the Company’s continued success, through the payment of income to Non-Employee Directors and Advisory Directors in amounts tied to the performance of the Company’s common stock and payable in common stock, and to provide Non-Employee Directors and Advisory Directors with the opportunity to accumulate supplemental assets through the deferral of Director’s Fees and/or all of the Cash Retainer payable to Non-Employee Directors.

1.3       Number of Stock Units.

Subject to adjustment as provided in Section 4.3 of the Plan, a maximum of 400,000 Stock Units, which are convertible into Company common stock at a one-to-one ratio upon distribution, together with 400,000 shares of Company common stock are available for awards under the Plan.

1.4       Effective Date and Plan Year.

The “Effective Date” of this Plan is April 21, 2008, subject to shareholder approval at the Company’s 2008 Annual Meeting of Shareholders. Each Plan provision applies until the effective date of an amendment of that provision. The “Plan Year” will be the 12-month period beginning each January 1, except that the Plan Year for the year in which the Plan becomes effective will commence on the Effective Date of the Plan and end on December 31 of such year.

ARTICLE 2

Participation

2.1       Eligibility to Participate.

A Non-Employee Director will be eligible to become a Participant in the Plan on the first day of the individual’s term as a Non-Employee Director. The Company board may permit, in its discretion, an Advisory Director to participate in the Plan.

            (a)       Non-Employee Director. “Non-Employee Director” means any individual who serves as a member of the board of directors of the Company or Chemical Bank and who is not an employee of the Company or any of its subsidiaries.

           (b)       Advisory Director. “Advisory Director” means any individual who serves as a member of one or more community advisory boards and who is not an employee of the Company or any of its subsidiaries.

           (c)       Participant. “Participant” means each Non-Employee Director who is not excluded from participating in the Plan under Section 2.1(d) and each Advisory Director who is permitted by the Company board to participate in the Plan and not excluded from participating in the Plan under Section 2.1(d).

           (d)       Exclusion. The Committee may exclude any Non-Employee Director or Advisory Director from participating in the Plan at any time pursuant to an individual agreement or arrangement with the Non-Employee Director or Advisory Director.

2.2       Cessation.

An individual will cease active participation in the Plan upon Termination of Service. An individual’s participation will cease entirely when all amounts payable under the Plan to the Participant or the Participant’s Beneficiary have been completed.

ARTICLE 3

Contributions

3.1       Elective Deferral of Director’s Fees.

           (a)       Director’s Fee. “Director’s Fee” means any payment to a Participant for service as a Non-Employee Director, other than the Annual Retainer, including payments for attendance at meetings of the board of directors or meetings of committees of the board of directors, and any retainer fee paid to chairpersons of committees of the board of directors. If the Company board permits Advisory Directors to participate in the Plan, then Director’s Fee includes any fees paid for service as an Advisory Director, both for Advisory Directors and Non-Employee Directors.

           (b)       Amount of Deferral. A Participant may elect to defer payment of 0% or 100% of Director’s Fees. For each amount deferred, the Participant’s Fee Account will be credited with cash equal to the deferred fees, which will then be converted to a number of Stock Units (including fractions of a Stock Unit) on the date the Company pays its next quarterly dividend. The number of Stock Units (including fractions of a Stock Unit) will be determined by dividing the dollar amount deferred by the Market Value of Company common stock on the next regular cash dividend payment date.

           (c)       Deferral Elections. A Participant may make an initial irrevocable election to defer Director’s Fees during the first 30 days of eligibility to participate and such election will apply only to Director’s Fees earned following the date of the election. If a new Participant does not make an election during this 30-day period, the Participant may not make a deferral election effective earlier than the beginning of the next Plan Year. The election to defer, or modify or revoke a prior election to defer, Director’s Fees will be made by the Participant on a form provided for that purpose before the beginning of a Plan Year and will become irrevocable for each Plan Year thereafter as of the beginning of each Plan Year. Any deferral election will continue in effect for each Plan Year until revoked or modified for a subsequent Plan Year by the Participant. An election to defer Director’s Fees will not become effective sooner than the date of the written irrevocable election. The Participant will have no claim or right to payment or distribution of the amounts deferred except in accordance with the terms of the Plan.

3.2       Deferral of Annual Retainer.

           (a)       Annual Retainer. “Annual Retainer” means a lump sum amount paid to each Non-Employee Director for their service throughout the year to the Company and its shareholders.

           (b)       Equity Retainer. “Equity Retainer” means 50% of the Annual Retainer, or such greater percentage as determined by the board of directors in its sole discretion, that is automatically contributed to a Participant’s Fee Account in the form of Stock Units (including fractions of a Stock Unit) on behalf of each Non-Employee Director of the Company on the date the Annual Retainer is paid.

            (c)       Cash Retainer. “Cash Retainer” means the difference between the Annual Retainer and the Equity Retainer, if any, that will be paid to a Non-Employee Director in cash unless a Participant elects to defer the payment under this Section 3.2. If the Participant makes such an election, the Participant’s Fee Account will be credited with Stock Units (including fractions of a Stock Unit) equal to the Cash Retainer on the date the Annual Retainer is paid.

           (d)       Deferral Elections. A Participant may make an initial irrevocable election to defer the Cash Retainer during the first 30 days of eligibility to participate and such election will apply only to Cash Retainers earned following the date of the election. If a new Participant does not make an election during this 30-day period, the Participant may not make a deferral election effective earlier than the beginning of the next Plan Year. The election to defer, or modify or revoke a prior election to defer, the Cash Retainer will be made by the Participant on a form provided for that purpose before the beginning of a Plan Year and will become irrevocable for each Plan Year thereafter as of the beginning of each Plan Year. Any deferral election will continue in effect for each Plan Year until revoked or modified for a subsequent Plan Year by the Participant. An election to defer the Cash Retainer will not become effective sooner than the date of the written irrevocable election. The Participant will have no claim or right to payment or distribution of the amounts deferred except in accordance with the terms of the Plan.

3.3       Unfunded Plan.

The Company is not required to make contributions to fund the benefits under this Plan. The Company may make contributions sufficient to prevent an unfunded liability from adversely affecting financial disclosures required under generally accepted accounting principles and to provide reasonable anticipated benefits under this Plan.

           (a)       No Relationship to Benefits. The benefits provided by this Plan will be separate from and unrelated to any contributions made by the Company (including but not limited to assets held in a trust created under Article 9 of this Plan, if any).

           (b)       Unfunded Plan. This will be an unfunded Plan within the meaning of ERISA and the Code. Benefits payable under this Plan constitute only an unsecured contractual promise to pay in accordance with the terms of this Plan by the Company.

           (c)       Unsecured Creditor Status. A Participant will be an unsecured general creditor of the Company as to the payment of any benefit under this Plan. The right of any Participant or Beneficiary to be paid the amount promised in this Plan will be no greater than the right of any other general, unsecured creditor of the Company.

ARTICLE 4

Accounting

4.1       Fee Accounts.

For bookkeeping purposes only, the Company will maintain a single “Fee Account” for each individual Participant and credit such account with amounts as determined under Sections 3.1 and 3.2. In addition, the Company shall maintain separate subaccounts for each Participant for purposes of amounts credited to the Plan before and after the Effective Time of the merger of Chemical Financial Corporation and Talmer Bancorp, Inc. (the “Merger”). The subaccount for pre-Merger credits shall be the Participant’s “Pre-Merger Fee Account” and the subaccount for post-Merger credits shall be the Participant’s “Post-Merger Fee Account”.

4.2       Dividend Equivalents.

A Participant’s account will be credited with Dividend Equivalents on each date the Company pays its quarterly cash dividends. “Dividend Equivalent” means a number of Stock Units equal to the number of shares of common stock (including fractions of a share) that have a Market Value equal to the amount of any cash dividends that would have been paid to a shareholder owning the number of shares of common stock represented by Stock Units credited to a Participant’s Fee Account on each dividend payment date.

4.3       Adjustments.

If the number of shares of common stock outstanding changes by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares or any other change in the capital structure of the Company, the number of shares remaining available for awards under the Plan and the number of Stock Units credited to a Participant’s Fee Account will be appropriately adjusted to reflect the number and kind of shares of common stock, other securities or other consideration that holders of common stock would receive by reason of the change in capital structure.

           (a)       Stock Unit. “Stock Unit” means the device used by the Company to measure and determine the value of benefits to be distributed to a Participant under the Plan. One Stock Unit represents the value of and is equal to one share of the Company’s common stock.

           (b)       Market Value. “Market Value” means the closing sale price of shares of Company common stock on The NASDAQ Stock Market (or any successor exchange that is the primary stock exchange for trading of common stock) on the applicable date, or if The NASDAQ Stock Market (or any such successor) is closed on that date, the last preceding date on which The NASDAQ Stock Market (or any such successor) was open for trading and on which shares of common stock were traded.

4.4       Annual Statement.

The Company will provide each Participant with a written account statement reflecting the number and value of Stock Units in the Participant’s account at least annually. If the Participant does not object to the account within 30 days after receipt, the account will be deemed final and binding on all parties.

ARTICLE 5

Vesting

5.1       Vesting. A Participant’s Fee Account, including any credited Dividend Equivalents, is fully vested and will not be subject to forfeiture for any reason.

ARTICLE 6

Distribution

6.1       Event and Time of Distribution.

A Participant or Beneficiary will receive a distribution from the Plan of the Participant’s Pre-Merger Fee Account within 30 days after the Merger. A Participant or Beneficiary will receive a distribution from the Plan of the Participant’s Post-Merger Fee Account upon the Participant’s Termination of Service (as defined below), the Participant’s death, a Change in Control (as defined below) subsequent to the Merger, or a termination of the Plan. Distribution upon death, a Change in Control, or a termination of the Plan will occur within 30 days of the distributive event. Distribution upon the Participant’s Termination of Service will occur as elected by the Participant below.

           (a)       Distribution Election. A Participant may elect that distribution upon the Participant’s Termination of Service be made in a lump sum in the first June following the Participant’s Termination of Service or in five equal annual installments, with the first installment paid in the first June following the Participant’s Termination of Service and the remaining installments paid in the four subsequent Junes. A Participant’s distribution election pursuant to this Section 6.1 must be made when the Participant begins participation in the Plan. Such election will be irrevocable and will apply to all future deferral elections.

           (b)       Change in Control. “Change in Control” means:

(i)       50% Stock. The acquisition, by a person or Persons Acting as a Group, of stock of Chemical Financial Corporation that together with stock held by such person or group constitutes more than 50% of the total fair market value or total voting power of the stock of Chemical Financial Corporation;

(ii)       Board of Directors. The majority of members of the Board of Directors of Chemical Financial Corporation being replaced during any twelve month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors of Chemical Financial Corporation prior to the date of appointment or election; or

(iii)       Assets. The acquisition, by a person or Persons Acting as a Group, of Company’s assets that have a total gross fair market value exceeding fifty percent (50%) of the total gross fair market value of Company’s assets in a single transaction or within a twelve month period ending with the most recent acquisition. For the purpose of this section, gross fair market value means the value of the assets of the corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

“Persons Acting as a Group” means more than one person acting as a group as defined in regulations under Section 409A of the Code. For this purpose, persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time or as a result of the same public offering, or purchase assets of the same corporation at the same time. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock or assets, or similar business transaction with the corporation. If a person, including an entity or entity shareholder, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock or assets, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only to the extent of the ownership in that corporation prior to the transaction.

           (c)       Termination of Service. “Termination of Service” means the termination by a Participant of service as a director of the Company for any reason in a manner that constitutes a “separation from service” as that term is defined by Code Section 409A.

6.2       Form of Distribution.

Distributions will be made to the Participant or Beneficiary in common stock and cash in the amount of any fractional shares multiplied by the Market Value of a share (the “Cash in Lieu of Fractional Shares”) directly by the Company. No shares of Company common stock will be issued until Termination of Service, death, a Change in Control or termination of the Plan. The Participant will receive a number of shares of common stock and Cash in Lieu of Fractional Shares equal to the number of Stock Units in the Participant’s Fee Account, plus Dividend Equivalents credited to the Participant’s account, as provided below. The Plan will permit the following forms of distribution:

           (a)       Lump Sum. A single lump-sum distribution of all of the common stock and Cash in Lieu of Fractional Shares to be issued with respect to Stock Units under the Plan. Payment will be made only in a lump sum upon a Participant's death, a Change in Control or the termination of the Plan.  The Participant may also elect to receive a lump sum upon Termination of Service in accordance with Section 6.1(a).

           (b)       Installments. A distribution of five annual installments as elected in the Participant’s initial election under Section 6.1(a). The initial installment will be a number of shares of common stock and Cash in Lieu of Fractional Shares equal to the number of Stock Units in the Participant’s Fee Account, plus Dividend Equivalents credited to the Participant’s account, divided by the number of installments. Subsequent installments will be determined by dividing the remaining Stock Units credited to the Participant’s account, plus any additional Dividend Equivalents credited to the Participant’s account during the distribution period, by the remaining number of installment distributions. Each distribution will result in a reduction of the amount of Stock Units credited to a Participant’s account by an amount of Stock Units equal to the number of Stock Units that were either converted to common stock and Cash in Lieu of Fractional Shares and distributed to the Participant (or to any other person, as contemplated by the Plan) or withheld to account for payment of the generation-skipping tax.

6.3       Death.

If the Participant dies before distribution of the Participant’s benefit due under the Plan, distribution will be made to the Participant’s Beneficiary.

           (a)       Beneficiary. “Beneficiary” means the individual, trust or other entity designated by the Participant to receive any benefits to be distributed under the Plan after the Participant’s death. A Participant may designate or change a Beneficiary by filing a signed designation with the Committee in a form approved by the Committee. The Participant’s will is not effective for this purpose.

           (b)       Failure to Designate. If the Participant fails to designate a Beneficiary, benefits will be paid to the Participant’s Surviving Spouse, and if the Participant does not have a Surviving Spouse, to the Participant’s estate. “Surviving Spouse” means the husband or wife to whom the Participant is married at the time of the Participant’s death who survives the Participant. The legal existence of the spousal relationship will be governed by the law of the state or other jurisdiction of domicile of the Participant. If the Participant and spouse die under circumstances which prevent ascertainment of the order of their deaths, it will be presumed for the Plan that the Participant survived the spouse.

           (c)       Generation-Skipping Transfer Tax. Notwithstanding any other provision in the Plan, the Company may withhold any benefits that would otherwise be distributed to a Beneficiary as a result of the death of a Participant or any other Beneficiary until it can be determined whether a generation-skipping transfer tax, as defined in Chapter 13 of the Code, or any substitute provision therefore, is payable by the Company and the amount of generation-skipping transfer tax, including interest, that is due. If such tax is payable, the benefits that would otherwise be distributed under the Plan will be reduced by the number of shares of common stock with a Market Value on the date of distribution of the benefits, if any, equal to the generation-skipping transfer tax and interest. Any benefits withheld and determined not to be required to account for the generation-skipping transfer tax will be distributed as soon as there is a final determination of the applicable generation-skipping transfer tax and interest. No interest will be payable to any Beneficiary for the period from the date of death to the time when the amount of benefits to be distributed to a Beneficiary can be fully determined pursuant to this paragraph.

6.4       Acceleration of Payments.

Benefits may not begin before the dates specified in this Plan except:

           (a)       Unforeseeable Emergency. The Committee may, upon a Participant’s or Beneficiary’s request, make distributions reasonably necessary to satisfy an Unforeseeable Emergency (including reasonably anticipated attributable taxes or penalties) which cannot be made through reimbursement or compensation from insurance or by liquidation of assets that would not cause severe financial hardship. “Unforeseeable Emergency” means a severe financial hardship resulting from an illness or accident of the Participant, Beneficiary, their spouse or dependents, loss of the Participant’s or a Beneficiary’s property due to casualty or other similar and extraordinary circumstances beyond the control of the Participant or Beneficiary (including but not limited to imminent foreclosure or eviction from the Participant’s or Beneficiary’s primary residence or the need to pay medical or funeral expenses of the Participant or Beneficiary or their spouse or dependents).

           (b)       409A Income Inclusion. Upon failure of the Plan to meet the requirements of Code Section 409A, in an amount required to pay all taxes attributable to an amount to be included in income as the result of the failure.

           (c)       Plan Termination. Twelve months following a termination of the Plan that complies with the requirements of Section 9.1(b).

6.5       QDRO.

If the Plan receives a QDRO, benefits to an alternate payee may begin as specified in the QDRO, but not before benefits would have otherwise been payable. “QDRO” means a qualified domestic relations order, as defined in Code Section 414(p), that is issued by a competent state court and that meets the following conditions:

           (a)       Alternate Payee. The alternate payee must be the spouse or former spouse or a child or other dependent of the Participant.

           (b)       Reason for Payments. The payments must relate to alimony, support of a child or other dependent, or a division of marital property.

           (c)       Contents. The QDRO must contain the name and address of the Participant and the alternate payee, the amount of the distribution or percentage of the Participant's benefit to be paid to the alternate payee, the date as of which the amount or percentage is to be determined, and instructions concerning the timing and method of payment.

           (d)       Restrictions. A QDRO may not require (i) this Plan to pay more than the actuarially equivalent present value of the Participant’s benefit to the Participant and all alternate payees; (ii) a method, payment date, or duration of payment not otherwise permitted under this article; or (iii) cancellation of the prior rights of another alternate payee.

6.6       Self-Employment Taxes.

To the extent that amounts distributed or deferred under the Plan are deemed to be net earnings from self-employment, each Non-Employee Director will be responsible for any taxes payable under federal, state or local law.

ARTICLE 7

Administration

7.1       Power and Authority.

The Committee will administer the Plan, will have full power and authority to interpret the provisions of the Plan, and will have full power and authority to supervise the administration of the Plan. All determinations, interpretations and selections made by the Committee regarding the Plan will be final and conclusive. “Committee” means the Compensation and Pension Committee of the board of directors or such other committee as the board of directors will designate to administer the Plan. The Committee will consist of at least two members of the board of directors, and all of its members will be “non-employee directors” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

7.2       Delegation of Powers; Employment of Advisers.

The Committee may delegate to any agent such duties and powers, both ministerial and discretionary, as it deems appropriate except those that may not be delegated by law or regulation. In administering the Plan, the Committee may employ attorneys, consultants, accountants or other persons, and the Company and the Committee will be entitled to rely upon the advice, opinions or valuation of any such persons. All usual and reasonable expenses of the Committee will be paid by the Company.

7.3       Disputes.

In the event that a dispute arises regarding the eligibility to participate in the Plan or any other matter relating to Plan participation, such dispute will be resolved by the Committee. The determination by the Committee with respect to such disputes will be final and binding on all parties and the Participants will acknowledge and accept the right of the Committee to resolve any disputes as a condition of participation in the Plan. In the event that a dispute arises regarding the amount of any benefit distribution under the Plan, the Committee may appoint a qualified independent certified public accountant to determine the amount of distribution and such determination will be final and binding on all parties. If the Participant involved in the dispute is a member of the Committee, such Participant will not be involved in the Committee’s decision.

7.4       Indemnification of Committee Members.

Each person who is or has been a member of the Committee or to whom authority is or has been delegated will be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with such person’s or the Committee’s taking or failing to take any action under the Plan. Each such person will be justified in relying on information furnished in connection with the Plan’s administration by any appropriate person or persons.

ARTICLE 8

Investment and Administration of Assets

8.1       Trust.

Contributions to this Plan or assets purchased by the Company with the intent of defraying the cost of providing benefits under this Plan may be held in a trust (the “Trust”). The Trust will conform to the terms of the model trust set forth in Revenue Procedure 92-65 (or a successor pronouncement by the Internal Revenue Service). Notwithstanding the Trust, it is the intention of the Company that this Plan is unfunded for tax purposes.

Notwithstanding the general rules of the previous paragraph, the Company’s ability to establish and make payments to the Trust (but not the Company’s obligation to make payment to a Participant when called for by this Plan) is subject to the following:

           (a)       Covered Employees. The Trust will not be established, maintained or funded for a Covered Employee during a Restricted Period.

(i)       Covered Employee Defined. A Covered Employee is the Chief Executive Officer of the Company or any member of a controlled group that includes the Company (or any individual acting in that capacity) during the taxable year, the four highest compensated officers of the Company for the taxable year (in addition to the Chief Executive Officer), any other individuals subject to Section 16(a) of the Securities Exchange Act of 1934 for the taxable year, and any former employee of the Company or any member of a controlled group that includes the Company who was a Covered Employee at the time of termination of employment with the Company or that controlled group member.

(ii)       Restricted Period Defined. “Restricted Period” means: (1) any period during which a single employer defined benefit plan sponsored by the Company is in at risk status, as defined by Section 430(i) of the Code; (2) any period during which the Company is in bankruptcy; and (3) the twelve (12) month period beginning on the date which is six (6) months before the termination date of a single employer defined benefit plan sponsored by the Company, if, as of the termination date, that plan is not sufficient for benefit liabilities as determined under Section 4041 of the Employee Retirement Income Security Act of 1974, as amended.

           (b)       Offshore Trust. The Trust may not be located outside the United States unless substantially all of the services to which the payments under this plan relates are performed in such jurisdiction.

           (c)       Company’s Financial Health. The Trust may not be established or funded in connection with a change in the Company’s financial health.

8.2       Available to Creditors.

Any contribution made by the Company or asset held by the Trust related to this Plan will be available to the general creditors of the Company as specified in the Trust.

8.3       No Trust or Fiduciary Relationship.

Except as required by governing law, this Plan will not create a trust or fiduciary relationship of any kind between the Participant (or the Participant's spouse or Beneficiary) and the Company or any third party.

8.4       Benefit Payments.

Benefit payments will be paid directly by the Company or indirectly through the Trust (owned or maintained by the Company) to the Participant or the Participant's Beneficiary. If the Trust is established, the Company will not be relieved of its obligation and liability to pay the benefits of this Plan except to the extent payments are actually made from the Trust.

ARTICLE 9

General Provisions

9.1       Amendment; Termination.

The Company reserves the right to amend the Plan prospectively or retroactively, in whole or in part, or to terminate the Plan.

           (a)       Restrictions. An amendment or termination may not reduce or revoke a Participant’s accrued benefit under the Plan as of the later of the date of adoption of the amendment or the effective date of the amendment or termination.

           (b)       Termination Requirements. If the termination does not meet the following requirements for acceleration of payment upon termination of the Plan, the account of a Participant will be administered and distributed under the otherwise applicable provisions of the Plan. A termination may not permit acceleration of distributions unless: (i) the termination is within 12 months of a corporation dissolution taxed under Code Section 331 or with the approval of a Bankruptcy Court under Chapter 11 of the Bankruptcy Code; (ii) the termination is within 30 days preceding or 12 months following a Change of Control as defined in Article 6; or (iii) all aggregated plans subject to Code Section 409A are terminated, payments are not made for a period of 12 months following the date of termination, all payments are completed within 24 months of the date of termination and the Company does not adopt a plan that would be aggregated with any terminated plan within five years of the date of termination.

9.2       Right of Company to Replace Non-Employee Directors.

Neither the action of the Company in establishing the Plan, nor any provision of the Plan, will be construed as giving any Non-Employee Director the right to be retained as a director, or any right to any payment whatsoever except to the extent of the benefits provided for by the Plan. The Company expressly reserves the right at any time to replace or fail to renominate any Non-Employee Director without any liability for any claim against the Company for any payment or distribution whatsoever except to the extent provided for in the Plan. The Company has no obligation to create any other or subsequent deferred compensation plan for directors.

9.3       Rights Not Assignable.

Except for designation of a Beneficiary or a QDRO, amounts promised under this Plan will not be subject to assignment, conveyance, transfer, anticipation, pledge, alienation, sale, encumbrance or charge, whether voluntary or involuntary, by the Participant or any Beneficiary of the Participant. An interest in any amount promised will not provide collateral or security for a debt of a Participant or Beneficiary or be subject to garnishment, execution, assignment, levy or to another form of judicial or administrative process or to the claim of a creditor of a Participant or Beneficiary, through legal process or otherwise. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or to otherwise dispose of benefits, before actual receipt of the benefits or a right to receive benefits, will be void and will not be recognized.

9.4       Construction.

The singular includes the plural, and the plural includes the singular, unless the context clearly indicates the contrary. Capitalized terms (except those at the beginning of a sentence or part of a heading) have the meaning specified in the Plan. If a capitalized term is not defined in the Plan, the term will have the general, accepted meaning of the term.

9.5       Governing Law; Severability.

The Plan will be construed, regulated and administered under the laws of the State of Michigan without regard to conflicts of laws principles. If any provisions of the Plan will be held invalid or unenforceable for any reason, such invalidity or unenforceability will not affect the remaining provisions of the Plan, and the Plan will be deemed to be modified to the least extent possible to make it valid and enforceable in its entirety.

IN WITNESS WHEREOF, this instrument is executed as an act of the Company this 21st day of April, 2008.

CHEMICAL FINANCIAL CORPORATION

By	/s/ David B. Ramaker

	Its	Chairman, Chief Executive Officer and President